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Exhibit 10.2

THIS AGREEMENT made as of the 1st day of January, 1999.


BETWEEN:

                 NETJEWELS.COM INC., a corporation incorporated
                     under the laws of the State of Delaware

                                          (hereinafter called the "CORPORATION")
                                          OF THE FIRST PART
                 - and -



                 DANIEL BERKOVITS, of the City of Toronto, in the Province of Ontario

                                           (hereinafter called the "EXECUTIVE")
                                           OF THE SECOND PART



         WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the parties hereto to the other (the receipt of which is hereby acknowledged by each of them) and the mutual covenants and agreement herein set forth, the parties hereto hereby agree as follows:

TERM

1. The Corporation hereby agrees to engage the services of the Executive and the Executive hereby agrees to serve the Corporation in a management capacity and to fulfill such functions as the Corporation may from time to time direct, upon and subject to the terms and conditions herein set forth for a period of employment which shall commence on the date hereof (the "COMMENCEMENT DATE") and which shall run for three (3) years from such date (the "TERM") or until terminated as herein provided.

EXECUTIVE'S OBLIGATIONS

2. Subject to the Executive's obligations to D.G. Jewelry Inc., during the term of his employment hereunder, the Executive shall devote his time and personal attention to the business of the Corporation and shall not engage in any other business or occupation without first having obtained the written consent of the Corporation.

3. The Executive shall well, faithfully and diligently perform the duties of his employment with the Corporation and any office or offices held by him in the Corporation, and shall give his best efforts and skill to the business and interests of the Corporation, will perform such services, in and about such business of the Corporation as may from time to time be assigned to him and shall do all in his power to promote, develop and extend the business of the Corporation and to enhance and develop the best interests and welfare of the Corporation in all respects.

COMPENSATION

4. As compensation for his services hereunder:

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         (a)      from the Commencement Date to and including _June 30, 1999, the Corporation shall pay to the Executive the amount of Fifty Thousand ($50,000.00) Dollars U.S., which amount shall be payable to the Executive in equal weekly instalments of $_1923.08.

         (b) From July 1, 1999 to and including the expiration of the first year of the Term, the Corporation shall pay to the Executive the amount of $50,000 U.S., which amount shall be payable to the Executive in equal weekly instalments of $1923.08 U.S..

         (c)      Notwithstanding the foregoing paragraphs (a) and (b) of this
                  Section 4, if the Corporation's proposed initial public offering of its common stock (the "IPO") is completed to the reasonable satisfaction of the Corporation, then the compensation payable to the Executive from the date of completion of the IPO to and including the expiry of the Term shall be based on an annual salary of One Hundred and Fifty Thousand Dollars ($150,000.00) U.S.

         (d) The parties further agree that the amount payable to the Executive during each year of the Term pursuant to section 4, shall be reviewed by the parties on the anniversary date of the Commencement Date and shall be subject to minimum increases of at least Fifteen Thousand Dollars ($15,000.00) U.S. per annum.

         It is understood and agreed that all payments made pursuant to this paragraph (c) and (d) above are payable by the Corporation in equal weekly instalments during each year of the Term on the last business day of each and every week of the Term.

5. The Executive may receive an annual bonus if, as and when determined by the Corporation.

6. The Corporation at its expense shall pay to the Executive an automobile allowance of One Thousand ($1,000.00) Dollars U.S. monthly. The Corporation shall further reimburse the Executive for all reasonable promotion and entertainment expenses actually and properly incurred by him after having received the approval of the Corporation. For all such expenses, the Executive shall furnish to the Corporation, statements and vouchers as and when reasonably required by it.


TERMINATION OF EMPLOYMENT

7. Notwithstanding anything herein contained to the contrary, the Executive's employment hereunder shall, unless otherwise directed by the board of directors of the Corporation, cease forthwith upon the happening of the following events:

         (a) if the Executive dies or shall be adjudicated bankrupt or suspends payment or compounds with his creditors or makes unauthorized assignment or is declared insolvent;

         (b) if the Executive shall be guilty of any gross default or gross misconduct or any breach or non-observance of any of the provisions contained in this Agreement, if any of the foregoing are not remedied within fifteen (15) days after receipt of notice in writing from the Corporation of any such conduct;

         (c)      if the Executive shall become an alcoholic or drug addict;

         (d) if the Executive shall absent himself from the business and affairs of the Corporation without leave;


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         (e)      if the Executive shall disobey or refuse to respond to any of the reasonable orders or directions of the directors of the Corporation, if the Executive shall not explain to the reasonable satisfaction of the Corporation the reasons for any disobedience or refusal to follow any of the orders or directions, within five (5) days after receipt of notice in writing from the Corporation of its intention to terminate pursuant to this subparagraph;

         (f) if the Executive shall do or cause to be done any action detrimental to the welfare of the Corporation or injurious to its reputation, which is not remedied within fifteen (15) days after receipt of notice in writing from the Corporation of any such conduct.

         All of the foregoing are acknowledged to be without prejudice to any of the Corporation's rights to terminate the employment of the Executive for any cause that would in law permit an employer to terminate such employment without notice of termination.

8. The Corporation shall have the right to terminate the Executive's employment forthwith at any time following the expiry of ninety (90) consecutive days of illness on the part of the Executive rendering the Executive unable to perform his duties and obligations pursuant to this Agreement. For the purposes of this Agreement, once any period of consecutive days of illness on the part of the Executive has occurred, no new consecutive period of illness on the Executive's part shall be deemed to have commenced unless the Executive shall have returned to the performance of his duties and obligations pursuant to this Agreement for thirty (30) consecutive days following any previous consecutive period of illness.

CONFIDENTIALITY

9. The Executive shall not, either during the period of employment hereunder, or at any time thereafter, disclose to any person, firm or corporation, any information concerning the business or affairs of the Corporation or which the Executive may have acquired in the course of or incidental to his employment by the Corporation or otherwise, (whether prior to the date of commencement of this Agreement or otherwise). whether for his own benefit or to the detriment or intended- or probable detriment of the Corporation. Without limiting the generality of the foregoing, the Executive hereby specifically acknowledges and agrees that the following remains confidential information of the Corporation:

         (a) names and requirements of present and prospective customers of the Corporation;

         (b) names of persons who have traded and dealt with the Corporation and data pertaining to such dealings; and

         (c) processes and methods by which and the manner in which the Corporation promotes its business and obtains customers therefor.

         Upon the termination of this Agreement, the Executive will surrender to the Corporation any and all documents, list and records relating in any way to the business of the Corporation, whether or not original or copies, and notwithstanding that any of these may have been made at the Executive's own expense.

GENERAL TERMS

10. The parties specifically acknowledge and agree that any change or changes in any terms of this Agreement shall not operate as the cancellation of this Agreement, but rather will operate as an amendment hereto, and all other unamended terms, provisions and conditions of this Agreement shall remain as herein provided.


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11.      If during the term of this Agreement, the Executive shall violate any of the provisions contained herein, the Corporation shall be entitled to apply for a restraining order and for an injunction to be issued by any competent court having jurisdiction, restraining the Executive and each and every other person, firm, partnership, corporation or association concerned therein from continuance of any such violation, in addition to any other remedies available to the Corporation.

12. This Agreement is personal to the Executive and shall not be assignable by him, but shall accrue to the Corporation's successors and assigns.

13. The failure of the Corporation to insist upon the punctual performance of any of the covenants or obligations of the Executive hereunder, or the failure of the Corporation to exercise any right or H remedy available to the Corporation under this Agreement, or any forbearance on the part of the Corporation, shall not constitute a waiver by the Corporation of any subsequent default-or breach by the Executive hereunder. All demands for performance and all notice of default hereunder are hereby waived by the Executive.

14. Any notice, direction or other instrument required or permitted to be given by one party to the other hereunder shall be in writing and may be given by mailing to the same postage prepaid or delivering the same addressed:

         to the Corporation at:     1001 Petrolia Road
                                    Toronto, Ontario
                                    M3J 2X7

         to the Executive at:       3000 Bathurst St. #612
                                    Apt. 612
                                    Toronto, Ontario
                                    M6B 3B4
         Any notice, direction or other instrument aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered or if mailed, except in the event of an intervening postal disruption, shall be deemed to have been given or made on the 3rd business day following the day on which it was mailed.

         The Corporation or the Executive may change its or his address for service from time to time by notice given in accordance with the foregoing.

15. This Agreement and the terms hereof shall constitute the entire Agreement between the parties hereto with respect to all the matters herein, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material any representations or writings whatsoever not incorporated herein and made a part hereof, and this Agreement shall not be amended, altered or qualified except by a memorandum in writing signed by all of the parties hereto, and any amendment, alteration or in qualification hereof shall be null and void and shall not be binding upon any party who has not given its or his written confirmation thereof.


         IN WITNESS WHEREOF the parties have hereto executed this Agreement.


                                          NETJEWELS.COM INC.


                                          Per: /s/ Ben Berkovits
                                              ----------------------
                                          Name:  Ben Berkovitgs
                                          Title: President
                                   I have the authority to bind the Corporation.


                                          /s/ Daniel Berkovits
                                          -------------------------
                                          DANIEL BERKOVITS